Exhibit 99.1
                                                                    ------------
                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Constellation Energy Group, Inc., is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  December 29, 2008     MidAmerican Energy Holdings Company


                              By: /s/ Douglas L. Anderson
                                 -----------------------------------------------
                                 Name:   Douglas L. Anderson
                                 Title:  Senior Vice President, General Counsel
                                         and Corporate Secretary

Dated:  December 29, 2008     MEHC Investment, Inc.


                              By: /s/ Douglas L. Anderson
                                 -----------------------------------------------
                                 Name:   Douglas L. Anderson
                                 Title:  Vice President and Secretary